                                                                   Exhibit 10.04


                           SECOND AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                          Dated as of October 29, 2001

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent

                                       and

                           WOODWORKERS WAREHOUSE, INC.

                                 as the Borrower

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE

1.       DEFINITIONS..............................................................................................2


2.       LOANS AND LETTERS OF CREDIT.............................................................................25
         2.1      Total Facility.................................................................................25
         2.2      Revolving Loans................................................................................25
         2.3      Letters of Credit..............................................................................32


3.       INTEREST AND OTHER CHARGES..............................................................................37
         3.1      Interest.......................................................................................37
         3.2      Conversion and Continuation Elections..........................................................38
         3.3      Maximum Interest Rate..........................................................................39
         3.4      Closing Fee....................................................................................40
         3.5      Collateral Management Fee......................................................................40
         3.6      [Intentionally Left Blank].....................................................................40
         3.7      Letter of Credit Fee...........................................................................40


4.       PAYMENTS AND PREPAYMENTS................................................................................41
         4.1      Revolving Loans................................................................................41
         4.2      [Intentionally Left Blank].....................................................................41
         4.3      Mandatory Prepayments..........................................................................41
         4.4      [Intentionally Omitted]........................................................................41
         4.5      Place and Form of Payments; Extension of Time..................................................41
         4.6      Payments as Revolving Loans....................................................................42
         4.7      Apportionment, Application and Reversal of Payments............................................42
         4.8      INDEMNITY FOR RETURNED PAYMENTS................................................................43


5.       AGENT'S AND LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS..............................................43


6.       TAXES, YIELD PROTECTION AND ILLEGALITY..................................................................43
         6.1      Taxes..........................................................................................43
         6.2      Illegality.....................................................................................45
         6.3      Increased Costs and Reduction of Return........................................................46
         6.5      Inability to Determine Rates...................................................................47
         6.6      Certificates of Lenders........................................................................47
         6.7      Survival.......................................................................................47


7.       COLLATERAL..............................................................................................47
         7.1      Grant of Security Interest.....................................................................47
         7.2      Perfection and Protection of Security Interest.................................................49
         7.3      Location of Collateral.........................................................................49
         7.4      Title to, Liens on, and Sale and Use of Collateral.............................................50
         7.5      Appraisals.....................................................................................50
         7.6      Access and Examination.........................................................................50
         7.7      Insurance......................................................................................51
         7.8      Collateral Reporting...........................................................................52
         7.9      [Intentionally Left Blank].....................................................................52
         7.10     Collection of Accounts; Payments...............................................................52
         7.11     Inventory......................................................................................53
         7.12     Equipment......................................................................................54
         7.13     Assigned Contracts.............................................................................54
         7.14     Documents, Instruments, and Chattel Paper......................................................55
         7.15     Right to Cure..................................................................................55
         7.16     Power of Attorney..............................................................................55
         7.17     The Agent's and Lender's Rights, Duties, and Liabilities.......................................56

                                TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                                                        PAGE

8.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.......................................................56
         8.1      Books and Records..............................................................................56
         8.2      Financial Information..........................................................................56
         8.3      Notices to Lenders.............................................................................58


9.       GENERAL WARRANTIES AND REPRESENTATIONS..................................................................60
         9.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........60
         9.2      Validity and Priority of Security Interest.....................................................60
         9.3      Organization and Qualification.................................................................60
         9.4      Corporate Name; Prior Transactions.............................................................61
         9.5      Subsidiaries and Affiliates....................................................................61
         9.6      [Financial Statements and Projections].........................................................61
         9.7      Capitalization.................................................................................61
         9.8      Solvency.......................................................................................61
         9.9      Debt...........................................................................................61
         9.10     Distributions..................................................................................62
         9.11     Title to Property..............................................................................62
         9.12     Adequate Assets................................................................................62
         9.13     Real Property; Leases..........................................................................62
         9.14     Proprietary Rights.............................................................................62
         9.15     Trade Names and Terms of Sale..................................................................62
         9.16     Litigation.....................................................................................62
         9.17     Restrictive Agreements.........................................................................62
         9.18     Labor Disputes.................................................................................63
         9.19     Environmental Laws.............................................................................63
         9.20     No Violation of Law............................................................................64
         9.21     No Default.....................................................................................64
         9.22     ERISA Compliance...............................................................................64
         9.23     Taxes..........................................................................................65
         9.24     Use of Proceeds................................................................................65
         9.25     Private Offerings..............................................................................65
         9.26     Broker's Fees..................................................................................65
         9.27     No Material Adverse Change.....................................................................65
         9.28     Disclosure.....................................................................................65

                                TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                                                        PAGE

10.      AFFIRMATIVE AND NEGATIVE COVENANTS......................................................................66
         10.1     Taxes and Other Obligations....................................................................66
         10.2     Corporate Existence and Good Standing..........................................................66
         10.3     Compliance with Law and Agreements.............................................................66
         10.4     Maintenance of Property and Insurance..........................................................66
         10.5     Environmental Laws.............................................................................67
         10.6     ERISA..........................................................................................67
         10.7     Mergers, Consolidations, Acquisitions, or Sales................................................67
         10.8     Distributions; Capital Changes.................................................................67
         10.9     Transactions Affecting Collateral or Obligations...............................................67
         10.10    Guaranties.....................................................................................68
         10.11    Debt...........................................................................................68
         10.12    Prepayment.....................................................................................68
         10.13    Transactions with Affiliates...................................................................68
         10.14    Plan of Reorganization.........................................................................68
         10.15    Business Conducted.............................................................................68
         10.16    Liens..........................................................................................68
         10.17    Sale and Leaseback Transactions................................................................68
         10.18    New Subsidiaries...............................................................................69
         10.19    Restricted Investments.........................................................................69
         10.21    [Intentionally Left Blank].....................................................................69
         10.23    [Intentionally Left Blank].....................................................................69
         10.24    [Intentionally Left Blank].....................................................................69
         10.25    [Intentionally Left Blank].....................................................................69
         10.26    [Intentionally Left Blank].....................................................................69
         10.28    Cash Management System.........................................................................70
         10.30    Further Assurances.............................................................................70

                                TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                                                        PAGE

11.      CONDITIONS PRECEDENT....................................................................................70
         11.1     Conditions Precedent to Effectiveness..........................................................70
         11.2     Conditions Precedent to Each Loan..............................................................73


12.      DEFAULT; REMEDIES.......................................................................................74
         12.1     Events of Default..............................................................................74


13.      REMEDIES................................................................................................76


14.      TERM AND TERMINATION....................................................................................78


15.1     AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.............................................78
         15.1     No  Waivers; Cumulative Remedies...............................................................78
         15.2     Amendments and Waivers.........................................................................78
         15.3     Assignments; Participations....................................................................79


16.      THE AGENT...............................................................................................81
         16.1     Appointment and Authorization..................................................................81
         16.2     Delegation of Duties...........................................................................82
         16.3     Liability of Agent.............................................................................82
         16.4     Reliance by Agent..............................................................................82
         16.5     Notice of Default..............................................................................83
         16.6     Credit Decision................................................................................83
         16.7     Indemnification................................................................................83
         16.8     Agent in Individual Capacity...................................................................84
         16.9     Successor Agent................................................................................84
         16.10    Withholding Tax................................................................................85
         16.11    [Intentionally Left Blank].....................................................................86
         16.12    Collateral Matters.............................................................................86
         16.13    Restrictions on Actions by Lenders; Sharing of Payments........................................87
         16.14    Agency for Perfection..........................................................................87
         16.15    Payments by Agent to Lenders...................................................................88
         16.16    Concerning the Collateral and the Related Loan Documents.......................................88
         16.17    Field Audit and Examination Reports; Disclaimer by Lenders.....................................89
         16.18    Relation Among Lenders.........................................................................89


17.      MISCELLANEOUS...........................................................................................89
         17.1     Cumulative Remedies; No Prior Recourse to Collateral...........................................89
         17.2     No Implied Waivers.............................................................................90
         17.3     Severability...................................................................................90
         17.4     Governing Law..................................................................................90
         17.5     Consent to Jurisdiction and Venue; Service of Process..........................................90
         17.6     Waiver of Jury Trial...........................................................................90
         17.7     [Intentionally Left Blank].....................................................................90
         17.8     Survival of Representations and Warranties.....................................................91
         17.9     Other Security and Guaranties..................................................................91
         17.10    Fees and Expenses..............................................................................91
         17.11    Notices........................................................................................92
         17.12    Indemnification................................................................................92
         17.13    Waiver of Notices..............................................................................93
         17.14    Binding Effect; Assignment.....................................................................93
         17.15    Indemnity of the Agent and the Lenders by the Borrower.........................................94
         17.16    Counterparts...................................................................................94
         17.17    Captions.......................................................................................94
         17.18    Right of Set-Off...............................................................................94

         SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of October 29, 2001, by and among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A., a national banking association ("BA") with an office at 335 Madison Avenue, New York, New York, as agent for the Lenders (in its capacity as agent, the "Agent"), and WOODWORKERS WAREHOUSE, INC. (successor by merger to Trend-Lines, Inc.), a Delaware corporation with offices at 126 Oxford Street, Lynn, Massachusetts 01901-1131 ("Woodworkers" or "Borrower").

                                W I T N E S E T H

         WHEREAS, Trend-Lines, Inc., Post-Tool, Inc. and Lenders are parties to an Amended and Restated Loan and Security Agreement dated as of February 23, 1999 and amended as of June 9, 2000 (as so amended, the "Existing Agreement").

         WHEREAS, on August 11, 2000 (the "Petition Date"), Trend-Lines, Inc. and Post-Tool, Inc. filed voluntary petitions for relief under the Federal Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the "Bankruptcy Court") and on February 27, 2001, the Chapter 11 cases of Trend-Lines, Inc. and Post-Tool, Inc., pursuant to an order of the Bankruptcy Court were substantively consolidated such that Trend-Lines, Inc. is the remaining consolidated entity (such proceeding being administered under Case No. 00-15431-CJK is hereinafter referred to as the "Bankruptcy Case"); and

         WHEREAS, on October 17, 2001, the Bankruptcy Court confirmed the Plan of Reorganization (as hereinafter defined) which provides for, among other things, the merger of Trend-Lines, Inc. with and into Borrower; and

         WHEREAS, Borrower was formed on October 19, 2001 solely for the purpose of merging Trend-Lines, Inc. with and into Borrower (the "Merger") and, prior to the Merger, Borrower had conducted no operations and entered into no agreements other than the agreements related to the Merger; and

         WHEREAS, pursuant to the Merger Agreement entered into by Trend-Lines, Inc. and Borrower, the Plan of Reorganization, the Confirmation Order and the relevant provisions of Massachusetts and Delaware General Corporation Law, Borrower, as the surviving entity in the Merger, became liable for all debts, duties and obligations under the Existing Agreement; and

         WHEREAS, pursuant to the Plan of Reorganization and the Confirmation Order, the Agent shall retain its continuing, replacement and additional liens and security interests in the property of Trend-Lines, Inc., Post-Tool, Inc. and the Borrower; and

         WHEREAS, the continuing, replacement and additional liens and security interests of Agent are, pursuant to the Plan of Reorganization and Confirmation Order, automatically deemed perfected on the Effective Date (as hereinafter defined) without the necessity of the Agent taking possession, filing financing statements, mortgages, leasehold mortgages or other documents; and

         WHEREAS, the Borrower has requested the Lenders to amend further the Existing Agreement and make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $30,000,000 subsequent to the effective date of Borrower's first amended joint reorganization plan, as modified and confirmed by order of the Bankruptcy Court on October 17, 2001, (the "Plan of Reorganization") under the Bankruptcy Case on the terms and conditions set forth herein and, for the purpose of convenience only, to restate in its entirety the Existing Agreement; and

         WHEREAS, Lenders are willing to restate the Existing Agreement and to provide such financing upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

1.       DEFINITIONS.

         As used herein:

         "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by Bank of America for the account of the Borrower pursuant to agreement or overdrafts.

         "Additional Availability Amount" means, for the Availability Increase Period specified, (a) $3,000,000 from the Effective Date through and including the date which is the 60th day after the Effective Date, (b) $2,500,000 during the period from the date which is the 61st day after the Effective Date through and including the date which is the 90th day after the Effective Date and (c) $2,000,000 from the 91st day after the Effective Date through and including the Stated Termination Date; provided, however, that the Additional Availability Amount shall be reduced by $166,667 each month end commencing February 28, 2002 until it is zero.

         "Additional Availability Reference Rate Revolving Loan" means a Reference Rate Loan advanced from an Additional Availability Amount.

         "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by, or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Borrower or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "Agent" means Bank of America, N.A., solely in its capacity as agent for the Lenders, and any successor agent.

         "Agent Advances" has the meaning specified in Section 2.2(i).

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, BA, and Agent pursuant to this Agreement and the other Loan Documents.

         "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" means this Second Amended and Restated Loan and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 15.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Applicable Margin" means (i) with respect to Reference Rate Loans and all other obligations (other than LIBOR Rate Loans and Additional Availability Reference Rate Loans) one percent (1.00%), (ii) with respect to Additional Availability Reference Rate Loans, three percent (3.00%) and (iii) with respect to LIBOR Rate Loans, three and one-quarter percent (3.25%).

         "Assigned Contracts" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under, any material contracts and any and all amendments, supplements, extensions, and renewals thereof, including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

         "Assignee" has the meaning specified in Section 15.3(a).

         "Assignment and Acceptance" has the meaning specified in Section
15.3(a).

         "Availability" means, at any time, with respect to the Borrower:

         (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, provided, however, Availability shall be increased by the Additional Availability Amount provided no Event or Event of Default exists or is continuing at the commencement of or during such Availability Increase Period; minus

         (b) the sum of (i) Outstanding Credit to the Borrower at such time,
     (ii) reserves for accrued interest on the Obligations of the Borrower,
     (iii) the Environmental Compliance Reserve for the Borrower, (iv) at Agent's discretion, the Rental Reserve for the Borrower, and (v) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

         "Availability Increase Period" means each of the following periods (a) the Effective Date through and including the date which is the 60th day after the Effective Date, (b) the date which is the 61st day after the Effective Date through and including the date which is the 90th day after the Effective Date and (c) the date which is the 91st day after the Effective Date through and including the Stated Termination Date. The foregoing periods may be respectively referred to herein as the first, second and final Availability Increase Periods.

         "BA" means Bank of America, N.A.

         "BA Loan" and "BA Loans" have the meaning specified in Section 2.2(h).

         "Bank of America" means Bank of America, N.A., a National Banking Association, or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower by Bank of America or any affiliate of Bank of America in reliance on Bank of America's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

         "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "Borrower" means Woodworkers.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by BA in the case of a Borrowing funded by BA Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "Borrowing Base" means with respect to the Borrower (i) at any time through and including March 31, 2002, the sum of (a) sixty-five percent (65%) of the value, at the lower of cost (on a weighted average cost basis) or market, of all Eligible Inventory of the Borrower, plus (b) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (c) until December 31, 2002 and so long as the Borrower is the fee owner of the Seabrook Premises, $500,000; provided, however, that after March 1, 2002, the Agent shall have the right to request an appraisal of the Seabrook Premises and reduce the Availability by an amount equal to the difference between (x) $500,000 and (y) the amount equal to 75% of the fair market value of such property as determined in such appraisal, plus (d) without duplication, 50% of the undrawn face amount of Letters of Credit issued or caused to be issued by the Agent for the account of the Borrower for the purchase of goods which will become Eligible Inventory; or (ii) from April 1, 2002 through and including the Stated Termination Date, the sum of
(a) the lesser of (x) sixty-five percent (65%) of the value, at the lower of cost (on a weighted average cost basis) or market, of all Eligible Inventory or
(y) eighty-five percent (85%) of the Net Recovery Percentage for Inventory multiplied by the Value of Eligible Inventory, plus (b) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (c) so long as the Borrower is the fee owner of the Seabrook Premises, the sum equal to the lesser of (x) $500,000 or (y) the amount equal to 75% of the fair market value of such property as determined in such appraisal, plus (d) without duplication, 50% of the undrawn face amount of Letters of Credit issued or caused to be issued by the Agent for the account of the Borrower for the purchase of goods which will become Eligible Inventory.

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid during a Fiscal Year) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

         "Capital Lease" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

         "Cash Management System" means the blocked concentration account with Fleet National Bank (or any other bank acceptable to Agent) which is subject to a blocked account agreement in form and substance satisfactory to Agent.

         "Change of Control" means (a) the transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (b) the liquidation or dissolution of the Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of the Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) ) other than any of the Principal Unsecured Creditors, of beneficial ownership, directly or indirectly, of thirty-five (35%) percent or more of the voting power of the total outstanding voting stock of the Borrower;
(d) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower, then still in office.

         "Chattel Paper" means all of the Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Closing Date" means the date of this Agreement, which shall not be earlier than the Effective Date.

         "Closing Fee" has the meaning specified in Section 3.4.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all of the Borrower's real and personal property and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

         "Collateral Management Fee" has the meaning specified in Section 3.5.

         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 2.1 or Section 15.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "Confirmation Order" means the final order of the Bankruptcy Court entered on October 17, 2001 confirming the Plan of Reorganization, a copy of which is attached hereto as Exhibit E.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

         "Conversion/Continuation Date" has the meaning given to such term in
Section 3.2(b).

         "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without limitation, (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

         "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

         "EBITDA" means, with respect to any period of Woodworkers and its Subsidiaries, the sum of:

                  (i) the net income (or net loss) of Woodworkers and its Subsidiaries (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or extraordinary losses (including, without limitation, any store closing or restructuring expenses); plus (or minus)

                  (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted or added in calculating such net income:

                           (A) interest expense of Woodworkers and its
                  Subsidiaries for such period;

                           (B) federal and state income tax expense of
                  Woodworkers and its Subsidiaries for such period; and

                           (C) the amount of all depreciation and amortization
                  for such period.

         "Effective Date" means the Business Day, but in any event not later than the earlier of November 12, 2001 or ten days after confirmation of the Plan of Reorganization, on which the Agent and the Lenders shall be satisfied that the conditions precedent set forth in Section 11.1 have been fulfilled or waived in a manner satisfactory to Agent.

         "Eligible Accounts" means those Accounts not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as the Agent may from time to time establish in its reasonable commercial discretion. Without intending to limit the Agent's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

         (a) (i) that is a trade account and with respect to which more than 90 days have elapsed since the date of the original invoice therefor or if it is more than 60 days past the due date specified in such invoice and (ii) that is a credit card receivables account and with respect to which is more than 5 days past due;

         (b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement or the Security Agreement are not or have ceased to be complete and correct or have been breached;

         (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

         (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor where the purchaser or assignee has not assumed Account Debtor's obligation to pay the Borrower with respect to such Account; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (f) owed by an Account Debtor if the aggregate dollar amount of all Accounts owed by such Account Debtor exceeds a credit limit determined by Agent in its sole discretion, but only to the extent such Accounts exceed such limit;

         (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States of America; or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except, in each case, to the extent that the Agent otherwise determines in its reasonable discretion the Account to be eligible on an account-by-account basis based on, among other things, compliance with all applicable laws, including the Assignment of Claims Act of 1940, as amended, in order to obtain a valid and enforceable assignment (in the case of clause (iii)) or the existence of any letter of credit (and the Security Interest thereon has been perfected) and a credit review of the Account Debtor satisfactory to the Agent in its sole discretion;

         (h) owed by an Account Debtor which is an Affiliate, employee or supplier of the Borrower or which is an Intercompany Account;

         (i) except as provided in (j) below, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the Proceeds of such Account, is governed by any federal, state or local statutory requirements other than those of the UCC;

         (j) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Security Interest and protect the Agent's rights therein, have been complied with to the Agent's satisfaction with respect to such Account;

         (k) which is owed by any state, municipality, province or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent reasonably determines that its Security Interest therein is not or cannot be perfected;

         (l) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (m) which is evidenced by a promissory note or other instrument or by Chattel Paper;

         (n) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein;

         (o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

         (p) which arises out of a sale not made in the ordinary course of the Borrower's business;

         (q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account debtor revokes its acceptance of such goods or services;

         (r) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders;

         (s) which is owed by an Account Debtor to which the Borrower is indebted in any way, or which is subject to any right of setoff, counterclaim, offset, discount, allowance, charge-back, rebate payable or contra claim by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent in its sole discretion to waive all such rights; or if the Account Debtor thereunder has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, charge-back, counterclaim, offset, discount, allowance, rebate, dispute, or claim or any Accounts to the extent of any unapplied credits;

         (t) if representing a cash sale or cash on delivery sale;

         (u) which represents a rebate owed to or claimed by the Borrower or a re-billed or redated Account;

         (v) which is payable in a currency other than U.S. Dollars;

         (w) for goods not shipped and delivered and accepted by the Account Debtor or otherwise not representing a final sale or otherwise representing a pre-billed Account or Accounts for unshipped or incomplete goods or services;

         (x) if the sale giving rise thereto was not made in compliance in all material respects with all applicable laws;

         (y) if not representing a trade receivable or credit card receivable;

         (z) if Agent believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay; or

         (aa) which is owed by an Account Debtor which the Agent, in its reasonable credit judgment, otherwise deems to be uncreditworthy.

         If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible Inventory" means store or warehouse Inventory of the Borrower, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes first quality finished goods and that: (a) is owned by the Borrower and with respect to which the Borrower has good and marketable title; (b) is not, in the Agent's reasonable opinion, slow moving, excess, obsolete or unmerchantable; (c) is located at Premises owned or leased by the Borrower or on Premises otherwise reasonably acceptable to the Agent; (d) is subject to the Agent's first priority perfected security interest; (e) is not work-in-process, spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower on consignment; (f) is goods in transit through December 31, 2001 up to a cost or market value of $2,500,000 and goods in transit from January 1, 2001 through January 31, 2002 up to a cost or market value of $500,000, but only to the extent such goods are paid for in advance (except as otherwise acceptable to Agent); and (g) the Agent, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish, provided, however, that the Agent shall give the Borrower at least 5 days' written notice prior to establishing such additional criteria and the reason(s) therefor. There shall in any event be excluded from Eligible Inventory any goods returned by the Borrower's customers that are determined by the Borrower or the Agent to be unsalable in the ordinary course of business or held for return to vendors. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Environmental Compliance Reserve" means all reserves which the Agent from time to time establishes for amounts that are reasonably required to be expended in order for the Borrower and the Borrower's operations and Property to comply with Environmental Laws or in order to correct any violation by the Borrower or the Borrower's operations or Property of Environmental Laws.

         "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., as amended; the Clean Water Act, 33 U.S.C.ss. 466 et seq., as amended; the Clean Air Act, 42 U.S.C.ss. 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

         "Environmental Lien" means a Lien in favor of any Public Authority for
(a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software (embedded or otherwise), motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Woodworkers within the meaning of
Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001
(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate under
Section 4203 or Section 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

         "Event of Default" has the meaning specified in Section 12.1.

         "Existing Agreement" shall have the meaning set forth in the first WHEREAS Clause of this Agreement.

         "Existing Debt" means all Debt owing under or in connection with the Amended and Restated Loan and Security Agreement dated February 23, 1999 among the Borrower, Post-Tool, Inc., and the Agent and Lenders, as amended.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BA on such day on such transactions as determined by the Agent.

         "Final Order" means an order, judgment or other decree of the Bankruptcy Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

         "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-l, and the pro forma balance sheet attached hereto as Exhibit B-2 or any financial statements required to be given to the Agent pursuant to Section 8.2(a), Section 8.2(b), and Section 8.2(c), or any combination thereof.

         "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on March 2, 2002.

         "Fixed Charges Ratio" means, for any Rolling Period or period described in Section 10.27, EBITDA for such Rolling Period or period described in Section
10.27 divided by the sum of Capital Expenditures, interest expense of the Borrower, federal and state income tax expense of the Borrower, principal payments which the Borrower was required to make for borrowed money and Cash Distribution Amounts (as defined in the Plan of Reorganization) pursuant to the Plan of Reorganization, for such Rolling Period.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

         "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, interest in leases (including, without limitation, the interest in the lease of 10 Industrial Way, Amesbury, Essex County, Massachusetts, as more particularly described in a collateral assignment of tenant's interest in lease from Borrower to Agent dated October 29, 2001) payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

         "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

         "Hedge Agreements" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Borrower.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which a Reference Rate Loan is converted into a LIBOR Rate Loan or a LIBOR Rate Loan is continued as such a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) there shall be no more than five different Interest Periods in effect at any one time; and

                  (iv) no Interest Period shall extend beyond the Stated Termination Date or any renewal term.

         "Interest Rate" means each or any of the interest rates, including the default rate, set forth in Section 3.1(b).

         "Investment Property" means all of the Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods (including embedded software), returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, such merchandise and such other personal property, and all documents of title or other Documents representing them.

         "IRS" means the Internal Revenue Service or any successor agency.

         "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 8.2(j), the projections of the Borrower's monthly financial condition, results of operations, and cash flow that were included in the Plan of Reorganization and are attached hereto as Exhibit B-3; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 8.2(f);

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BA to the extent of any BA Loan outstanding; provided that no such Agent Advance or BA Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "Letter of Credit" has the meaning specified in Section 2.3.

         "Letter of Credit Fee" has the meaning specified in Section 3.7.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by Borrower, including rights to payment or performance under a letter of credit, whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

         "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1.0%) determined as follows:

                           LIBOR Rate =                            LIBOR
                                            ----------------------------
                                            1.00 - Eurodollar Reserve Percentage

         Where,

         "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day applicable to the relevant Lender (whether or not applicable to such Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

         "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Agent by Bank of America as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBOR Rate Loan" means a Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) the filing of or agreement to give any financing statement under the UCC of any jurisdiction; and
(c) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

         "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

         "Loan and Loans" means all loans and advances provided for in Section
2. The terms Loans and Revolving Loans are used herein interchangeably.

         "Loan Documents" means this Agreement, the Security Agreement, the Trademark Security Agreement, the Seabrook Mortgage and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement, as any of them may be amended, supplemented, waived or otherwise modified from time to time.

         "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 662/3% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 662/3% of the aggregate principal amount of the Loans then outstanding but shall in no event be fewer than two Lenders.

         "Maximum Revolver Amount" means $30,000,000.

         "Merger Agreement" means the Agreement and Plan of Merger by and between Trend-Lines, Inc. and Borrower, pursuant to which Trend-Lines, Inc. is to merge with and into Borrower, dated as of October 29, 2001.

         "Mortgages" means: (a) each mortgage, security agreement, and assignments of leases and rents between the Borrower and the Agent or BA and delivered to the Agent; (b) all other real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments hereafter entered into which provide the Agent a lien on or other interest in any portion of the Premises or which relate to any such lien or interest; and (c) any of the foregoing as they may be amended, supplemented, waived or otherwise modified from time to time.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Woodworkers or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six years obligated to make contributions.

         "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts representing credit card and trade receiveables less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of recovery in respect of the Inventory at such time on an orderly value basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.5, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

         "Notice of Borrowing" has the meaning specified in Section 2.2(b).

         "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by Borrower to the Agent and/or any Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by any Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees enforcement costs and other sums chargeable to Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Agent and/or any Lender. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Outstanding Credit" means, at any time with respect to Borrower, the sum of (a) the aggregate outstanding principal amount of the Loans at such time made to Borrower plus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued for the account of Borrower plus (c) the aggregate amount of all unpaid reimbursement obligations of the Borrower in respect of Letters of Credit issued for the account of Borrower.

         "Participant Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to Lenders.

         "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.10, to which the funds of Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or Borrower, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

         "Pending Loans" means, at any time, the aggregate principal amount of all Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Woodworkers or an ERISA
Affiliate sponsors or maintains or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

         "Permitted Liens" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Agent and Lenders; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of Woodworkers or any of its Subsidiaries and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) Liens with respect to the real estate which are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by the Agent; (i) with respect to any Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Borrower or the value of the Agent's Security Interest therein, or materially interfere with the ordinary conduct of the business of the Borrower; (j) purchase money security interests and liens of lessors under capital leases to the extent that the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, Public Authority, or other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Plan Effective Date" means the date on which the conditions specified in Article X.B. of the Plan of Reorganization have been satisfied or waived as provided in Article X.C. thereof.

         "Plan of Reorganization" has the meaning specified in the eighth WHEREAS clause of this Agreement.

         "Premises" means the land identified by addresses on Schedule 9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which Borrower has any interests on the Closing Date.

         "Principal Unsecured Creditors" means any of Delta International Machinery Corp., Porter-Cable Corporation and any of their affiliates.

         "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such products and proceeds, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proprietary Rights" means all of Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service applications and all licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

         "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

         "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including, without limitation, Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, chooses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

         "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America as its reference rate. It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, Bank of America may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

         "Reference Rate Loans" means the Reference Rate Revolving Loans.

         "Reference Rate Revolving Loans" means a Revolving Loan (including an Additional Availability Reference Rate Revolving Loan) during any period in which it bears interest based on the Reference Rate.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

         "Rental Reserve", with respect to any lease of real estate by Borrower, shall mean, as of any date, an amount equal to the next three months of Rental that would be payable by the Borrower under such lease.

         "Rental" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, prepaid taxes, utility and maintenance costs, and insurance premiums.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66 2/3% of the aggregate principal amount of the Loans then outstanding.

         "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

         "Restricted Investment" means any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof and Agent receives a perfected security interest and lien in such obligations; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with, a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000, provided that Agent receives a perfected security interest and lien in such obligations; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 90 days from the date of creation thereof, provided that Agent receives a perfected security interest and lien in such obligations.

         "Reversions" means any funds which may become due to Borrower in connection with the termination of any Plan or other employee benefit plan.

         "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and BA Loan.

         "Rolling Period" means each period of 4 consecutive fiscal quarters ended the last day of February, 2003 and each fiscal quarter thereafter.

         "Seabrook Mortgage" means a Mortgage in form and substance satisfactory to the Agent on the Seabrook Premises, as it may be amended, supplemented, waived or otherwise modified from time to time.

         "Seabrook Premises" shall mean the real estate owned by Woodworkers located at 1 Batchelder Road at Route 107 in Seabrook, New Hampshire.

         "Security Agreement" means the Security Agreement of even date herewith between Borrower and Agent for the benefit of Agent and the Lenders.

         "Security Interest" means collectively the Liens granted to the Agent on behalf of the Lenders in the Collateral pursuant to this Agreement, the Security Agreement, the other Loan Documents, or any other agreement or instrument.

         "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(i).

         "Solvent" means, when used with respect to any Person, that at the time of determination:

         (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

         (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

         (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means October 29, 2003.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including, without limitation, income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "Termination Event" has the meaning described in Section 12.1.

         "Total Facility" has the meaning specified in Section 2.1.

         "Trademark Security Agreement" means the Amended and Restated Trademark Security Agreement, dated as of the date hereof, executed and delivered by the Borrower to the Agent to evidence and perfect the Agent's Security Interest in the Borrower's present and future trademarks and related licenses and rights, as it may be amended, restated, supplemented, waived or otherwise modified from time to time.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "Unused Line Fee" has the meaning specified in Section 3.1(c).

         "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on an average cost basis in accordance with GAAP (and consistent with the current practices of Borrower) or
(b) market value as determined in accordance with GAAP, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and
(ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the appraisal of the Inventory conducted by an appraiser acceptable to Agent and furnished to Agent prior to the date hereof.

         Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as is used in the preparation of the Financial Statements.

         Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders. Unless the context indicates otherwise, all section and schedule references herein are to Sections hereof and Schedules hereto, respectively.

2.       LOANS AND LETTERS OF CREDIT.

         2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $30,000,000 in the aggregate (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of: a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.

         2.2 Revolving Loans.

             (a) Each Lender severally agrees, upon the Borrower's request from time to time, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed (except for BA with respect to BA Loans or Agent Advances) such Lender's Pro Rata Share of the Availability of the Borrower. The Lenders, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.3) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the limits of the Availability for Borrower on one or more occasions, but, if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Availability for Borrower or to be obligated to exceed the limits of the Availability for Borrower on any other occasion. If the sum of the outstanding Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of Letters of Credit exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the Lenders may refuse to make or otherwise restrict the making of Revolving Loans on such terms as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i). Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by Borrower to do so and the crediting of a Revolving Loan to Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of Borrower to repay such Revolving Loan as provided herein. The Agent will charge all Revolving Loans to and other Obligations of Borrower to a loan account of Borrower maintained with the Agent. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Agent and/or Lenders pursuant to the Loan Documents, will be charged as Revolving Loans to Borrower's loan account as of the date due from Borrower or the date paid or incurred by the Agent and/or Lenders, as the case may be.

             (b) Procedure for Borrowing. (i) Each Borrowing shall be made upon Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (New York City time) (1) four Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (2) on the requested Funding Date, in the case of Reference Rate Loans, specifying:

                 (A) the amount of the Borrowing;

                 (B) the requested Funding Date, which shall be a Business Day;

                 (C) whether the Revolving Loans requested are to be Reference Rate Revolving Loans (other than Additional Availability Reference Rate Revolving Loans), Additional Availability Reference Rate Revolving Loans or LIBOR Revolving Loans; and

                 (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; provided, however, that, with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only.

         (ii) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect.

         (iii) With respect to any request for Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

         (iv) A Reference Rate Loan consisting of all or a portion of an Additional Availability Amount shall be an Additional Availability Reference Rate Loan.

         (c) Reliance upon Authority. On or prior to the Closing Date, and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of Borrower, the proceeds of which are to be transferred to any of the accounts specified by Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the persons authorized by Borrower to make such requests on its behalf.

         (d) No Liability. The Agent shall not incur any liability to Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by a person duly authorized by Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as Borrower shall direct, shall conclusively establish the obligation of Borrower to repay such Revolving Loans as provided herein.

         (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

         (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BA to make a BA Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BA declines in its sole discretion to make a BA Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

         (g) Making of Revolving Loans. (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (New York City time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Section 11, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to a general operating account of Borrower, designated in writing by Borrower; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability of Borrower on such date.

         (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

         (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by the Agent for the account of such Defaulting Lender. Any amounts so re-lent to Borrower shall for all purposes of this Agreement be treated as if they were Revolving Loans, provided, however, that, for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Revolving Loans and the undrawn face amount of all outstanding Letters of Credit. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

         (h) Making of BA Loans. (i) In the event the Agent shall elect, with the consent of BA, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BA shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BA pursuant to this Section 2.2(h) being referred to as a "BA Loan" and such Revolving Loans being referred to collectively as "BA Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to a general operating account of Borrower, designated in writing by Borrower. Each BA Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BA solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BA to make any BA Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Section 11 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. BA shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 11 have been satisfied or the requested Borrowing would exceed the Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BA Loan. The Agent agrees that on any date that BA Loans exceed $5,000,000, the Agent shall request Settlement of all outstanding BA Loans on the Business Day following such date.

         (ii) The BA Loans shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

         (i) Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by Borrower and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of an Event or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 11 have not been satisfied, to make Revolving Loans to Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 17.10 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, and provided, further, that at no time shall the Agent make an Agent Advance in an amount that would result in Availability at such time being exceeded.

         (ii) The Agent Advances shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

         (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BA, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BA Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

         (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent,
(1) on behalf of BA, with respect to each outstanding BA Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BA, in the case of BA Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BA Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BA, in same day funds, to such account of the Agent as the Agent may designate, not later than 4:00 p.m. (New York City time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Section 11 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BA Loan or Agent Advance and, together with the portion of such BA Loan or Agent Advance representing BA's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

         (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of an Event or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BA Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BA or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BA Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BA Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

         (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BA Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BA Loan or Agent Advance.

         (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BA Loans are outstanding, may pay over to BA any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BA's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BA's other outstanding Revolving Loans other than to BA Loans or Agent Advances, as provided for in the previous sentence, BA shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BA with respect to BA Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BA Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BA, the Agent and the other Lenders.

         (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BA Loans owing to BA, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

         (l) Lenders' Failure to Perform. All Loans (other than BA Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

         2.3 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Agent on behalf of the Lenders shall, upon Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for Borrower's account by Bank of America or another issuer reasonably acceptable to Borrower and the Agent (the "Letters of Credit"). The Agent will not cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit would exceed $2,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lenders in connection with the opening thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than (A) 12 months from the date of issuance if such Letter of Credit is a standby Letter of Credit or (B) 180 days from the date of issuance if such Letter of Credit is a merchandise Letter of Credit. All payments made and expenses incurred by the Agent and/or Lenders pursuant to or in connection with the Letters of Credit will be charged to Borrower's loan account as Reference Rate Loans.

             (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 11, the obligation of the Agent to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                 (1) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                 (2) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

             (c) Issuance of Letters of Credit.

                 (1) Request for Issuance. The Borrower shall give the Agent two Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

                 (2) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

                 (3) Notice of Issuance. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

             (d) Payments Pursuant to Letters of Credit.

                 (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the issuer, in the manner set forth in Section 2.3(d)(2), for any draw under any Letter of Credit and, without duplication, the Agent for the account of the Lenders upon any payment pursuant to any credit support immediately upon demand, and to pay the issuer of the Letter of Credit, respectively, the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                 (2) Reference Rate Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit, the Agent shall, upon receiving notice of such draw, notify each Lender of such draw, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such draw in same day funds. If the Agent so notifies the Lenders prior to 1:00 p.m. (New York City time) on any Business Day, each Lender shall make available to the Agent the relevant amount, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2.

             (e) Participations.

                 (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(c), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty to the Agent or issuer, an undivided interest and participation in the Letter of Credit provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                 (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.3(d)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 4:00 p.m. (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

                 (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                 (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                 (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                 (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                 (v) the occurrence of any Event or Event of Default.

             (f) Recovery or Avoidance of Payment. In the event any payment by or on behalf of Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by Borrower or reimbursement obligation of Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

             (g) Compensation for Letters of Credit.

                 (1) Letter of Credit Fee. The Borrower agrees to pay to the Agent for the account of the Lenders, with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.7.

                 (2) Issuer Fees and Charges. The Borrower shall pay to the issuer of any Letter of Credit, or to the Agent for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by such issuer, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

             (h) Indemnification; Exoneration; Power of Attorney.

                 (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(h)(1) shall survive payments of all Obligations.

                 (2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit other than risks arising from the gross negligence or willful misconduct of the Lenders or the Agent. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.3.

                 (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, no action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of their obligations hereunder to any such Person.

                 (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, Borrower hereby appoints the Agent, or the Agent's designee, as Borrower's attorney, with full power and authority: (a) to sign and/or endorse Borrower's name upon any warehouse or other receipts; (b) to sign Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or Borrower's name, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose; (d) to complete in Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as Borrower's attorney, shall be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                 (5) Account Party. Borrower hereby authorizes and directs any issuer of a Letter of Credit to name Borrower as the "account party" therein, to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                 (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, Borrower shall, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order and, if they shall come into Borrower's possession, Borrower shall deliver them, upon request, to the Agent in their original form. Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

             (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.3 and Section 14, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         2.4 Bank Products. The Borrower may request and the Agent may, in its sole and absolute discretion, arrange for the Borrower to obtain from Bank of America or its Affiliates, Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of Bank of America, the Borrower agrees to indemnify and hold the Agent, Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, Bank of America or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower's rights, with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrower and Bank of America which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America or its Affiliates (a) is in the sole and absolute discretion of Bank of America or its Affiliates, and (b) is subject to all rules and regulations of Bank of America or its Affiliates.


3.       INTEREST AND OTHER CHARGES.

         3.1 Interest.

             (a) All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Section
3.1 (a)(i) or Section 3.1(a)(ii), as applicable, but not to exceed the Maximum Rate referred to in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Agent and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                 (i) For all Reference Rate Loans and other Obligations (other than LIBOR Rate Loans), at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin; and

                 (ii) For all LIBOR Rate Loans, at a per annum rate for each Interest Period therefor equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

         Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. All interest shall be payable to the Agent for the ratable account of the Lenders on the first day of each month hereafter.

             (b) If any Event or Event of Default occurs, then, from the date such Event or Event of Default occurs until it is cured, or, if not cured, until all Obligations are paid and performed in full, the Borrower shall pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate 3% greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to four percent (4.00%) per annum.

             (c) Unused Line Fee. For every month during the term of this Agreement, the Borrower agrees to pay the Agent for the ratable account of the Lenders a fee (the "Unused Line Fee") in an amount equal to one-half of one percent per annum, multiplied by the average daily amount by which the Total Facility exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of 360 days and actual days elapsed and shall be payable to the Agent on the first day of each month with respect to the prior month.

         3.2 Conversion and Continuation Elections.

             (a) Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

                 (i) elect, as of any Business Day, in the case of Reference Rate Loans to convert any such Loans (or any part thereof) into LIBOR Rate Loans; or

                 (ii) elect, as of the last day of any Interest Period applicable thereto, to continue to maintain as LIBOR Rate Loans any LIBOR Rate Loans to Borrower having Interest Periods expiring on such day;

provided that Borrower may not make such election if any LIBOR Rate Loans resulting from such election would be in an amount less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that, if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

             (b) Borrower shall deliver a notice ("Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the date of conversion or continuation (the "Conversion/Continuation Date") if the Loans are to be converted into or continued as LIBOR Rate Loans, and specifying:

                 (A) the proposed Conversion/Continuation Date;

                 (B) the aggregate amount of Loans to be converted or continued;

                 (C) the type of Loans resulting from the proposed conversion or continuation; and

                 (D) the duration of the requested Interest Period.

             (c) If, upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select, in a timely manner, a new Interest Period to be applicable to such LIBOR Rate Loans or if any Event or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

             (d) During the existence of an Event or Event of Default, Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

             (e) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

             (f) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

         3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued by Borrower under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received from Borrower interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations of Borrower other than interest, in the inverse order of maturity, and, if there are no Obligations outstanding, the Agent and/or such Lender shall refund to Borrower such excess.

         3.4 Closing Fee. The Borrower agrees, to pay to the Agent, for the account of the Lenders, a closing fee in the amount of $500,000 (the "Closing Fee") (which Closing Fee shall be fully earned as of the date hereof and payable on December 15, 2001; provided, that, (i) the Closing Fee shall be reduced to $300,000 if on or before the Effective Date the Borrower pays or makes arrangements satisfactory to Agent to pay, the Agent's Professional Fees and Expenses incurred during the Bankruptcy Case and in connection with this facility, which shall for fees and expenses incurred through July 31, 2001 not exceed $709,000 (of which the parties have agreed that (a) $428,000 shall be added to the loan balance and (b) $281,000 shall be paid no later than December 31, 2001); and (ii) the entire amount of such Closing Fee shall become immediately due and payable, without notice or demand, at Agent's option, upon the occurrence of an Event or Event of Default or upon the termination of this Agreement prior to the payment of such Closing Fee.

         3.5 Collateral Management Fee. Borrower agrees to pay to Agent solely for its account, a collateral management fee in an amount equal to $50,000 per annum, which shall be fully earned as of the date hereof and payable in equal monthly installments during each 12 month period while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, provided, that, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Agent's option, upon the occurrence of and Event or Event of Default or upon the termination of this Agreement. The first such installment shall be payable on the date agreed to between the Agent and the Borrower, but in no event later than November 30, 2001 and thereafter each such installment shall be payable on the first day of each month.

         3.6 [Intentionally Left Blank].

         3.7 Letter of Credit Fee. The Borrower agrees, to pay to the Agent, for the ratable account of the Lenders, a fee (the "Letter of Credit Fee") equal to three percent (3.00%) per annum of the undrawn face amount of each Letter of Credit issued for Borrower's account at Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

4.       PAYMENTS AND PREPAYMENTS.

         4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Agent, for account of the Lenders, on demand, the amount by which the unpaid principal balance of the Revolving Loans, the aggregate undrawn amounts of all outstanding Letters of Credit and the amount of all unpaid reimbursement obligations with respect to the Letters of Credit at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).

         4.2 [Intentionally Left Blank].

         4.3 Mandatory Prepayments. Upon the date of sale of the Seabrook Premises, Borrower shall prepay the outstanding Loans in an amount equal to all of the net proceeds from such sale. "Net Proceeds" means all proceeds from the sale less the reasonable closing expenses in connection with such sale.

         4.4 [Intentionally Omitted].

         4.5 Place and Form of Payments; Extension of Time. (a) All payments by the Borrower of principal, interest, premium, and other sums due to the Agent and/or Lenders shall be made at the Agent's address set forth in Section 17.11. Except for Proceeds received directly by the Agent, all such payments shall be made in immediately available funds. Subject to the provisions set forth in the definition of "Interest Period", if any payment by the Borrower of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

             (b) Unless the Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, the Agent may assume that Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         4.6 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including, without limitation, all reimbursement for expenses pursuant to Section 17.10, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.6, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.6. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including, without limitation, reimbursing expenses pursuant to Section 17.10, and agrees that all such amounts charged shall constitute Revolving Loans (including, without limitation, BA Loans and Agent Advances), that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2, and that the Agent may charge the Loan Account for such reimbursable obligations immediately upon their becoming due, regardless of whether the Agent has received the payments from the Lenders required by Section 2.3(d)(2).

         4.7 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BA Loans and Agent Advances; fourth, to pay or prepay principal of the BA Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BA Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation including any amount relating to Bank Products due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Reference Rate Revolving Loans and Borrower has not given a Notice of Borrowing with respect to such payments or requested that such payments be held by or on behalf of Lenders in a cash collateral account on terms and conditions acceptable to the Agent. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.8 INDEMNITY FOR RETURNED PAYMENTS. IF, AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE AGENT OR ANY LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, AN IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE, THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE AGENT OR ANY LENDER, AND THE BORROWER SHALL BE LIABLE TO PAY TO THE AGENT OR ANY LENDER AND HEREBY DO JOINTLY AND SEVERALLY INDEMNIFY THE AGENT AND THE LENDERS AND HOLD THE AGENT AND THE LENDERS HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.8 shall survive the termination of this Agreement.

5.       AGENT'S AND LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS..

         Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent shall provide to Woodworkers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.7 and corrections of errors discovered by the Agent), unless Woodworkers notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Woodworkers, only the items to which exception is expressly made will be considered to be disputed.

6.       TAXES, YIELD PROTECTION AND ILLEGALITY.

         6.1 Taxes.

             (a) Any and all payments by Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

             (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lenders or the Agent and any liability (including, without limitation, penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date any Lender or the Agent makes written demand therefor.

             (c) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                 (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                 (ii) Borrower shall make such deductions and withholdings;

                 (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                 (iv) Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as being necessary to preserve the after-tax yield Lenders would have received if such Taxes or Other Taxes had not been imposed.

             (d) Within 30 days after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

             (e) If Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions), including reasonable efforts to change the jurisdiction of its lending office, so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

             (f) Except as the Borrower shall otherwise consent, each Lender hereby severally (but not jointly) represents that under applicable law and treaties in effect on the date of this Agreement no United States federal taxes will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to such Lender in respect of this Agreement. Each Lender which is a Lender on the date of this Agreement hereby severally (not jointly) represents that it is incorporated under the laws of the United States of America or a State thereof and is lending from an office that is incorporated under the laws of the United States of America or a State hereof.

             (g) Unless the Borrower shall otherwise consent, if, pursuant to
Section 15.3 any interest in this Agreement or any Loan or Letter of Credit transferred to any Assignee or Participant (a "Transferee") which is organized under the laws of any jurisdiction other than the United States or any State thereof or which is lending from an office which is incorporated under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties at the time in effect no Taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other amounts owing under this Agreement, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001, or any successor applicable form, as the case may be (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder),
(iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and (iv) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to be bound by the provisions of Section 6.1 as if such Transferee were a Lender hereunder.

         6.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and Borrower that the circumstances giving rise to such determination no longer exists.

             (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon their receipt of notice of such fact and demand from the Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If Borrower is required so to prepay any LIBOR Rate Loan, then, concurrently with such prepayment, Borrower shall borrow from the affected Lender, in the amount of such repayment, a Reference Rate Loan.

             (c) Notwithstanding any other provision herein, if the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law has made it unlawful for a Lender or its applicable lending office to make LIBOR Rate Loans, such Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking the Loan) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal regulatory burdens deemed by such Lender to be material or otherwise deemed by such Lender to be disadvantageous to it or contrary to its policies.

         6.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy to the Agent), pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate the Lender for such increased costs.

             (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.

         6.4 Funding Losses. Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

             (a) the failure of Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

             (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

             (c) the prepayment or other payment (including, without limitation, after acceleration thereof) by Borrower of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         6.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by Borrower. If Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

         6.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Section 6 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder.

         6.7 Survival. The agreements and obligations of the Borrower in this
Section 6 shall survive the payment of all other Obligations.

7.       COLLATERAL.

         7.1 Grant of Security Interest.

             (a) As security for the Obligations, Borrower hereby grants to the Agent for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located: (i) all Receivables, Inventory, Equipment, all contract rights, including Assigned Contracts, Documents, Proprietary Rights, all General Intangibles (including payment intangibles and software), Goods and Proceeds and other property and assets described in the Security Agreement, wherever located and whether now existing or hereafter arising or acquired, Chattel Paper, Instruments, Investment Property; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any Lender from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of Borrower's deposit accounts, credits, and balances with Agent or any Lender and all claims of Borrower against the Agent or any Lender at any time existing;
(iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Assigned Contracts, Documents, Proprietary Rights, General Intangibles, Goods and Proceeds, and other property referred to above (all of the foregoing, together with the real estate covered by the Mortgages and all other property in which the Agent or any Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Agent and the Lenders shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

             (b) As additional security for the Obligations, the Borrower shall simultaneously herewith execute and deliver to the Agent an amendment to the Mortgage of the Seabrook Premises given to Bank of America, N.A. by Trend-Lines, Inc., reflecting the change of the mortgagor from Trend-Lines, Inc. to Woodworkers Warehouse, Inc. and Trend-Lines, Inc.'s re-incorporation as a Delaware corporation and otherwise satisfactory to the Agent.

             (c) As additional security for the Obligations, Borrower, under the Plan of Reorganization and the Confirmation Order, hereby grants to Agent, for the ratable benefit of the Agent and the Lenders, first priority perfected liens and security interests in and to all leases with respect to which the Borrower is a tenant and all leasehold interests of the Borrower and all proceeds thereof (the "Leased Premises"); provided, however, with respect to the River Plaza Lease, Agent's security interest is limited to the Borrower's interest in the proceeds of such lease in the event of a future sale or assignment. Borrower will take such actions as may be reasonably requested by Agent from time to time with respect to such liens and security interests. The liens and security interests granted pursuant to the Plan of Reorganization and Confirmation Order are automatically deemed perfected upon entry of the Confirmation Order without the necessity of the Agent taking possession, filing financing statements, mortgages, leasehold mortgages, or other documents. No person, as defined in
Section 101(41) of the Federal Bankruptcy Code, will be permitted to secure a lien or security interest which is equal to or senior to the liens and security interests of Agent. Any title, landlord's lien, right of distraint or levy, security interest or other interest that any landlord or mortgagee may have in any personalty of the Borrower located on such Leased Premises, to the extent that same is not void or voidable under Section 545 of the Federal Bankruptcy Code, is hereby expressly subordinated to the lien of Agent in such personalty.

             (d) All Obligations shall be secured by all of the Collateral. The Borrower agrees that the Agent and the Lenders may, in their sole discretion,
(i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Agent and the Lenders may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent and the Lenders' right to take any other action with respect to any other Collateral

             (e) Pursuant to the Plan of Reorganization and the Confirmation Order, the Agent shall retain its continuing, replacement and additional liens and security interests in the property of Trend-Lines, Inc. and the Borrower. In addition, the continuing, replacement and additional liens and security interests of Agent are, pursuant to the Plan of Reorganization and Confirmation Order, automatically deemed perfected on the Effective Date without the necessity of the Agent taking possession, filing financing statements, mortgages, leasehold mortgages or other documents.

         7.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Security Interest, including, without limitation: (a) executing and recording of the Mortgages and the Trademark Security Agreement and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (b) delivering to the Agent upon request the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon;
(c) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Agent without restriction; (d) delivering to the Agent upon request warehouse receipts covering any portion of the Collateral located in warehouses and for which negotiable warehouse receipts are issued; (e) placing notations on Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Agent upon request a security agreement relating to the Reversions in form and substance satisfactory to the Agent; (g) delivering to the Agent upon request all letters of credit on which Borrower is named beneficiary; and (h) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Security Interest. The Agent may file, without Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, any bailee or any of Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any Premises that are not owned by Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent for the ratable benefit of the Agent and the Lenders the Collateral, but Borrower's failure to do so shall not affect or limit the Security Interest or the Agent's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         7.3 Location of Collateral. Borrower represents and warrants to the Agent that: (a) Schedule 7.3 hereto is a correct and complete list of Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business and (b)
Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by Borrower and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Borrower covenants and agrees that it will not maintain any Collateral at any location other than (a) those listed on Schedule 7.3 and (b) those with respect to which Borrower has given notice to the Agent, has executed any and all financing statements, has obtained landlord waivers in favor of the Agent (in accordance with Section 11.1(o)), and in form and substance satisfactory to the Agent and other documents that the Agent has required in connection therewith, and has filed same in the appropriate places and within the time periods indicated by the Agent. Within 30 days after the end of each month, the Borrower shall give the Agent written notice of the opening of any new store, the closing of any store, and any other event that resulted in a change of location of any Collateral, during the previous month.

         7.4 Title to, Liens on, and Sale and Use of Collateral. Borrower represents and warrants to the Agent and the Lenders with respect to Collateral owned by Borrower that: (a) all Collateral is and will continue to be owned by Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in (b), (c), (e), (f),
(h), (i) and (j) of the definition of Permitted Liens; (c) Borrower will use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) Borrower will not, without the Agent's prior written approval, sell, lease, or dispose of or permit the sale or disposition of such Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12. The inclusion of Proceeds in the Collateral shall not be deemed the Agent's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         7.5 Appraisals. Whenever an Event or Event of Default exists, and at such other times as the Agent requests (but not more often than quarterly), Borrower shall, at its expense and upon the Agent's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral owned by Borrower from an appraiser acceptable to Agent.

         7.6 Access and Examination. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times have access to, examine, audit, make extracts from or copies of and inspect Borrower's records, files, and books of account and the Collateral and may discuss Borrower's affairs with Borrower's officers and management. Borrower shall deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for Borrower. The Agent may, at any time when an Event of Default exists and at Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

             (b) Borrower agrees that, subject to Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be a party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors, provided that such auditors, accountants, attorneys and other advisors agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (7) to any Affiliate of the Agent or such Lender, or to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such Affiliate, prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; and (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is a party or is a deemed a party with the Agent or such Lender.

         7.7 Insurance. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Agent shall specify, in amounts, under policies and by insurers acceptable to the Agent. The Borrower shall also maintain flood insurance for real estate covered by the Mortgages and for any Equipment and Inventory located on such real estate, in the event of a designation of the area in which real estate is located as a "flood prone" or a "flood risk area" (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Upon the Agent's request, the Borrower shall also maintain flood insurance for such Inventory and Equipment as is located at any time in an SFHA. The Borrower shall cause the Agent to be named in each such policy as a secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon the Agent's request, all fees incurred by the Agent to determine whether any of the real estate and other Collateral is located in an SFHA. The Borrower shall also pay all premiums for such insurance when due and shall deliver to the Agent certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Agent may (but shall not be required to) do so and charge the costs thereof to Borrower's loan account as a Reference Rate Loan. The Borrower shall promptly notify the Agent of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may apply such proceeds to the reduction of the Obligations in such order as the Agent determines or at the Agent's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

         7.8 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:
(a) on Tuesday and Friday of each week, the aging summary of the Borrower's Accounts as summarized on Borrower's daily business status report, together with a reconciliation to the corresponding Borrowing Base and, on a monthly basis, a detailed aging of the Borrower's Accounts with a reconciliation to the Borrower's general ledger and the Borrower's daily business status report as of the month end; (b) on a monthly basis by the 10th day of the following month, or more frequently if requested by the Agent, an aging of the Borrower's accounts payable; (c) on Tuesday and Friday of each week, a detailed calculation of Eligible Accounts and Eligible Inventory (current as of the previous Business day); (d) on Tuesday and Friday of each week, Inventory reports by location as indicated on the Borrower's daily business status reports and, on a monthly basis, Inventory reports by category, together with a reconciliation of Inventory reported on the last Borrowing Base Certificate (the form of which is attached as Exhibit C) and to the Borrower's general ledger; (e) upon request, copies of invoices in connection with the Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower's Accounts and for Inventory and Equipment acquired by the Borrower, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

         7.9 [Intentionally Left Blank].

         7.10 Collection of Accounts; Payments.

              (a) Until the Agent notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account established at the Agent's request, as the Agent may direct. If the Agent requests, Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Agent and the Borrower and pursuant to documentation satisfactory to the Agent. If such lock-box service is established, Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, Borrower receives any Proceeds of Accounts, it shall receive such payments as the Agent's trustee and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock box or Payment Account or directly by Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Agent and subject to the Agent's sole control. The Agent or the Agent's designee may, at any time, notify obligors that the Accounts have been assigned to the Agent and of the Security Interest therein, collect them directly, and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Agent's request, the Borrower shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

              (b) If sales of Inventory are made for cash, the Borrower shall immediately deliver to the Agent or cause to be deposited into a Payment Account the identical checks, cash, or other forms of payment which Borrower receives.

              (c) All payments received by the Agent on account of Accounts or as Proceeds of other Collateral shall be the Agent's sole property. Collected funds received in the Agent's account by 1:00 p.m. (New York City time) on any day shall be credited to the Borrower's loan account on such day.

              (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account one Business Day after the Agent's receipt thereof.

         7.11 Inventory. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and Lenders that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's respective business, and is and will be fit for such purposes. The Borrower shall keep the Inventory in good and marketable condition, at its own expense. The Borrower shall not, without prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Borrower shall maintain a perpetual inventory reporting system at all times. Borrower shall conduct a physical count of the Inventory at least once per Fiscal Year, and at such other times as the Agent requests, and shall promptly supply the Agent with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). Borrower shall not, without the Agent's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale on approval, consignment, or other repurchase or return basis. In addition, the Borrower represents and warrants that it shall not change its standard business practice with respect to this Section 7.11 without the prior written consent of the Agent.

         7.12 Equipment. The Borrower represents and warrants to the Agent that all of the Equipment is and will be used or held for use in the Borrower's business and is and will be fit for such purposes. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Agent has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrower shall not, without the Agent's prior written consent, alter or remove any identifying symbol or number on the Equipment. The Borrower shall not, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment, other than in the ordinary course of business. Nothing herein, however, shall preclude the Borrower from selling obsolete, worn-out or surplus Equipment no longer necessary or useful in the ordinary course of business as conducted by Borrower or its Subsidiaries. No later than the 10th day of each month (in conjunction with the collateral reporting under Section 7.8), the Borrower shall provide notice to the Agent as to any Equipment that was sold, leased as a lessor or otherwise disposed of in the preceding month. All proceeds from any sale of Equipment shall be applied to pay down the Loan.

         7.13 Assigned Contracts. Borrower shall fully perform all of its obligations under each of the Assigned Contracts and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, that Borrower shall not take any action or fail to take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of Borrower thereunder. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. Except in the ordinary course of business, Borrower shall not, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. Borrower shall notify the Agent in writing, promptly after Borrower becomes aware thereof, of any event or fact which could give rise to a claim by Borrower for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Borrower shall remit directly to the Agent, for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by Borrower as indemnification or otherwise pursuant to the Assigned Contracts. If Borrower shall fail after the Agent's demand to pursue diligently any right under the Assigned Contracts, or if an Event of Default exists, then the Agent may, and at the direction of the Majority Lenders, shall directly enforce such right in its own or Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. All amounts thereby recovered by the Agent or any Lender, after deducting the Agent's or such Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Agent determines. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from Borrower to or in favor of such obligor or its successors. All such obligations of Borrower shall be and remain enforceable only against Borrower and shall not be enforceable against the Agent or any Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its respective duties and obligations under the Assigned Contracts and the Agent's or any Lender's exercise of any of its rights with respect to the Collateral shall not release Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

         7.14 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Agent and the Lenders that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

         7.15 Right to Cure. The Agent may, in its sole discretion and at any time, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which Borrower fails to pay or do, including, without limitation, payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 7.15 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Reference Rate Loan. Any payment made or other action taken by the Agent under this Section 7.15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         7.16 Power of Attorney. Borrower hereby appoints the Agent and the Agent's designees as Borrower's attorney, with power: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; and
(e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         7.17 The Agent's and Lender's Rights, Duties, and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Agent or any Lender nor any of their officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, for any act or failure to act with respect to the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the Obligations. The Agent may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

8.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

         8.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         8.2 Financial Information. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, Woodworkers and its Subsidiaries shall furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

             (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, retained earnings, and cash flows and stockholders equity for Woodworkers and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Woodworkers and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by Woodworkers and reasonably satisfactory to the Agent.

             (b) As soon as available, but in any event not later than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of Woodworkers and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses and cash flows for Woodworkers and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Woodworkers and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a), along with a calculation of the Fixed Charges Ratio for the Rolling Period as of such fiscal quarter end and a comparison of actual results to the projected results previously delivered to Agent. Such statements shall be certified to be correct by the chief financial or accounting officer of Woodworkers, subject to normal year-end adjustments.

             (c) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

             (d) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive or chief financial officer of Woodworkers (i) setting forth in reasonable detail the calculations required to establish that Woodworkers was in compliance with its covenants set forth in Section 10.27 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and
(iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

             (e) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for Woodworkers and its Subsidiaries as at the end of and for each month of such Fiscal Year.

             (f) Within 45 days after the end of each fiscal quarter, a report of the Capital Expenditures of Woodworkers and its Subsidiaries for such quarter and a statement of cash flow for Woodworkers and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a).

             (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Woodworkers makes available to its stockholders.

             (h) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other reasonably material filing or notice filed with respect to each Plan of Woodworkers or any ERISA Affiliate and, within 10 days (in conjunction with its reporting under Section 7.8) after the end of each month, a list of all other filings and notices so filed.

             (i) As promptly as practicable with respect to the period commencing on and at all times after the Closing Date, Borrower shall promptly furnish copies to the Agent of all motions, applications, pleadings, notices and other documents filed by any party in interest with the Bankruptcy Court, all orders, judgments, opinions, rulings and other notices entered by the Bankruptcy Court, in connection with the Bankruptcy Case.

             (j) On Tuesday and Friday of each week, the aging summary of the Borrower's Accounts as summarized on Borrower's daily business status report, together with a reconciliation to the corresponding Borrowing Base and, on a monthly basis, a detailed aging of the Borrower's Accounts with a reconciliation to the Borrower's general ledger and the Borrower's daily business status report as of the month end;

             (k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Woodworkers or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

         8.3 Notices to Lenders. The Borrower shall notify the Agent in writing of the following matters at the following times:

             (a) Promptly, but in no event later than three Business Days, after becoming aware of the existence of any Event or Event of Default.

             (b) Promptly, but in no event later than three Business Days, after becoming aware that the holder of any capital stock of Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

             (c) Promptly, but in no event later than three Business Days, after becoming aware of any material adverse change in Borrower's Property, business, operations, or condition (financial or otherwise).

             (d) Promptly, but in no event later than three Business Days, after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which could be projected reasonably to result in the Borrower, having to pay $250,000 or more.

             (e) Promptly, but in no event later than three Business Days, after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting Borrower or any of its Subsidiaries.

             (f) Immediately upon becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent or any Lender's rights under the Loan Documents, or Borrower's Property, business, operations, or condition (financial or otherwise).

             (g) Promptly, but in no event later than three Business Days, after becoming aware of any violation by Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

             (h) Any change in the Borrower's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

             (i) Promptly, but in no event later than three Business Days, after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after Borrower's receipt of any notice concerning the imposition of any withdrawal liability under
Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by Borrower to any Pension Plan to which Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect Borrower's Property, business, operations, or condition (financial or otherwise).

Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

9.       GENERAL WARRANTIES AND REPRESENTATIONS.

         The Borrower continuously warrants and represents to the Agent and the Lenders, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. Borrower's execution, delivery, and performance of this Agreement and such other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to Borrower or any of its Subsidiaries, or (c) the corporate charter or By-Laws of Borrower or any of its Subsidiaries.

         9.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, when the Mortgages have been recorded in the places indicated in Schedule 9.2, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4, securing the Obligations, and enforceable against Borrower and all third parties.

         9.3 Organization and Qualification. Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of Delaware;
(b) is qualified to do business as a foreign corporation and is in good standing in each State in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

         9.4 Corporate Name; Prior Transactions. The Borrower has not during the five years ending on the Closing Date been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except for the Merger and as set forth on Schedule 9.4.

         9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list of the name and relationship to Woodworkers of each and all of Woodworkers' Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business. Post Tool is a wholly-owned subsidiary of Woodworkers.

         9.6 Financial Statements and Projections.

             (a) Woodworkers has delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for Woodworkers as of February 24, 2001 and for the Fiscal Year then ended, accompanied by the report thereon of Woodworkers' independent certified public accountants, Arthur Andersen LLP. Woodworkers has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for Woodworkers, as at September 29, 2001 and for the 7 months then ended. Such financial statements are attached hereto as Exhibit B-4. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly Woodworkers' financial position as at the dates thereof and its results of operations for the periods then ended.

             (b) The Latest Projections represent Woodworkers' best estimate of Woodworkers' future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Woodworkers believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

         9.7 Capitalization. Borrower represents (based on Schedule 9.7) that the only Persons who own beneficially (as such term is used under the securities law of the United States) 10% or more of any class of stock or the voting power of Borrower are Delta International Machinery Corp. and Porter-Cable Corporation together with any of their affiliates.

         9.8 Solvency. Borrower is Solvent prior to and after giving effect to the making of each Revolving Loan and the issuance of Letters of Credit.

         9.9 Debt. Borrower has no Debt, except (a) the Obligations (b) Debt set forth in the most recent Financial Statements delivered to the Agent, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, and
(d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

         9.10 Distributions. Since September 7, 2001, no Distribution (other than distributions pursuant to the Plan of Reorganization) has been declared, paid, or made upon or in respect of any capital stock or other securities of Trend-Lines, Inc. or Woodworkers.

         9.11 Title to Property. Except for Property which Borrower leases, Borrower has good and marketable title in fee simple (subject to Permitted Liens) to the Premises indicated on Schedule 9.13 belonging to it and good, indefeasible, and merchantable title to all of its other Property, including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Agent and the Lenders, except as disposed of since the date thereof in the ordinary course of business.

         9.12 Adequate Assets. Borrower possesses adequate assets for the conduct of its business.

         9.13 Real Property; Leases. Schedule 9.13 is a correct and complete list of all real property owned by Borrower, all leases and subleases of real or personal property by Borrower as lessee or sublessee, and all leases and subleases of real or personal property by Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists.

         9.14 Proprietary Rights. Schedule 9.14 is a correct and complete list of Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule
9.14. None of the Proprietary Rights infringes on or conflicts with any other Person's Property, and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 9.14 as belonging to Borrower constitute all of the Property of such type necessary to the current and anticipated future conduct of Borrower's business.

         9.15 Trade Names and Terms of Sale. All trade names or styles under which Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 9.15.

         9.16 Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent and/or each Lender's rights under the Loan Documents, or Borrower's Property, business, operations, or condition (financial or otherwise).

         9.17 Restrictive Agreements. Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects Borrower's ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects Borrower's Property, business, operations, or condition (financial or otherwise).

         9.18 Labor Disputes. Except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting Borrower or any of its Subsidiaries or their respective employees.

         9.19 Environmental Laws.

             (a) Borrower has complied in all material respects with all Environmental Laws applicable to its Premises and business, and Borrower nor any of its present Premises or operations, nor its past property or operations, is not subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

             (b) Borrower has obtained all permits necessary for its current operations under Environmental Laws, all such permits are in good standing, and Borrower is in compliance in all material respects with all terms and conditions of such permits.

             (c) Borrower, nor, to the best of Borrower's knowledge, any of its predecessors in interest has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

             (d) Borrower has not received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

             (e) None of the present or past operations of Borrower is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

             (f) There is not now, nor to the best of Borrower's knowledge has there ever been, on or in the Premises:

                 (i) any underground storage tanks or surface impoundments,

                 (ii) any asbestos containing material, or

                 (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

             (g) Borrower has not filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

             (h) Borrower has not entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

             (i) None of the products manufactured, distributed or sold by Borrower contains asbestos material.

             (j) No Environmental Lien has attached to any Premises of Borrower.

         9.20 No Violation of Law. Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Agent and/or each Lender's rights under the Loan Documents, or Borrower's Property, business, operations, or condition (financial or otherwise).

         9.21 No Default. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Agent and/or each Lender's rights under the Loan Documents, or Borrower's Property, business, operations, or condition (financial or otherwise).

         9.22 ERISA Compliance.

              (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of Woodworkers, nothing has occurred which would cause the loss of such qualification. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or actions by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on Borrower's business or operations.

              (c) Except as set forth on Schedule 9.22(c), (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) Borrower nor any ERISA Affiliate has not incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower nor any ERISA Affiliate has not incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or Section 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower nor any ERISA Affiliate has not engaged in a transaction that could subject any Person to Section 4069 or
Section 4212(c) of ERISA.

         9.23 Taxes. Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

         9.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System, 12 CFR, Chapter II. Borrower neither owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or G and none of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         9.25 Private Offerings. Borrower has not, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than the Agent and the Lenders. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

         9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

         9.27 No Material Adverse Change. No material adverse change has occurred in Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Agent and the Lenders.

         9.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Agent by or on behalf of Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         9.29 Reorganization Matters. The Borrower has delivered to the Agent a copy certified by an officer of Borrower of the order of the Bankruptcy Court confirming the Plan of Reorganization together with the Plan of Reorganization, and such Plan of Reorganization and the order of confirmation entered pursuant thereto have not been amended or modified prior to the Closing Date and no conditions contained therein have been waived by Borrower without prior notice to the Agent and such order has become a Final Order. The Plan of Reorganization has become effective pursuant to Article X thereof.

10.      AFFIRMATIVE AND NEGATIVE COVENANTS.

         The Borrower covenants that, so long as any of the Obligations remains outstanding or this Agreement is in effect:

         10.1 Taxes and Other Obligations. Woodworkers and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that Woodworkers and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued and such tax, fee, assessment, governmental charge or Debt has been stayed by appropriate court proceedings.

         10.2 Corporate Existence and Good Standing. Woodworkers and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

         10.3 Compliance with Law and Agreements. Woodworkers and each of its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

         10.4 Maintenance of Property and Insurance. Woodworkers and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted (nothing herein, however, shall preclude the Borrower from selling obsolete, worn-out or surplus Equipment no longer necessary or useful in the ordinary course of business as conducted by Borrower or its Subsidiaries); and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Agent, at its request, as additional insured under each such policy.

         10.5 Environmental Laws. Woodworkers and each of its Subsidiaries shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to Woodworkers' generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. Woodworkers shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response. Without limiting the generality of the foregoing, whenever Borrower gives notice to the Agent pursuant to Section 8.3(g) Woodworkers shall, at the Agent's request and Woodworkers' expense: (a) cause an independent environmental engineer acceptable to the Agent to conduct such tests of the site where Woodworkers' noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Agent a supplemental report of such engineer whenever the scope of the environmental problems, or Woodworkers' response thereto or the estimated costs thereof, shall change.

         10.6 ERISA. Woodworkers and each of its Subsidiaries shall cause each Plan, which has been designated to be so, to be qualified within the meaning of
Section 401(a) of the Code and to be administered in all respects in material compliance with Section 401(a) of the Code. Woodworkers and each of its Subsidiaries shall cause each Plan to be administered in all respect in material compliance with ERISA.

         10.7 Mergers, Consolidations, Acquisitions, or Sales. Neither Woodworkers nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except, sales of Inventory in the ordinary course of business, sales of obsolete, worn-out or surplus Equipment no longer necessary or useful in the ordinary course of business as conducted by Borrower or its Subsidiaries, any sale-leaseback transaction permitted under
Section 10.17 below, or any other transaction specifically permitted under the terms of this Agreement.

         10.8 Distributions; Capital Changes. Neither Woodworkers nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to Woodworkers by a Subsidiary wholly-owned by Woodworkers, (ii) Distributions of 4,500,000 shares of New Common Stock or (iii) Distributions payable to unsecured creditors under the Plan of Reorganization; provided, that, after giving effect to such cash distribution amounts, Availability is not less than $3,000,000 (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

         10.9 Transactions Affecting Collateral or Obligations. Neither Woodworkers nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Obligations.

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         10.10 Guaranties. Neither Woodworkers nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lenders and endorsements of instruments for deposit.

         10.11 Debt. Neither Woodworkers nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) debts, liabilities and obligations subject to purchase money security interests and liens of lessors under capital leases to the extent that the security interest or lien only encumbers the asset purchased or leased and so long as the security interest or lien only secures the purchase price of the asset; and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-l.

         10.12 Prepayment. Neither Woodworkers nor any of its Subsidiaries shall voluntarily prepay any Debt, except trade payables and contractual obligations to suppliers incurred in the ordinary course of business within applicable trade credit commitments or discounts and purchases of Inventory paid for in advance, the Existing Debt and the Obligations in accordance with their terms.

         10.13 Transactions with Affiliates. Except as set forth below or in
Schedule 10.13, neither Woodworkers nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, Woodworkers and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Agent and no less favorable to Woodworkers or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

         10.14 Amendment of Plan of Reorganization. Without the prior written consent of the Agent and the Majority Lenders, Borrower shall not, and shall not permit any of its Subsidiaries to, cause or permit the Plan of Reorganization to be amended or modified after the Closing Date, or to waive without prior written approval of the Agent any of the conditions named therein in any material respect.

         10.15 Business Conducted. Woodworkers and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

         10.16 Liens. Neither Woodworkers nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

         10.17 Sale and Leaseback Transactions. Neither Woodworkers nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Woodworkers or a Subsidiary to lease or rent Property that Woodworkers or a Subsidiary has or will sell or otherwise transfer to such Person; provided, however, that notwithstanding any provision herein to the contrary, the Borrowers may enter into sale and leaseback transactions in the ordinary course of the Borrowers' business as conducted on the Closing Date with respect to Borrowers' Equipment which does not exceed $50,000 in aggregate in any Fiscal Year.

         10.18 New Subsidiaries. Woodworkers shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on Schedule 10.18.

         10.19 Restricted Investments. Neither Woodworkers nor any of its Subsidiaries shall make any Restricted Investment.

         10.20 Compliance with Plan of Reorganization. Borrower shall comply with all the terms and conditions under, and perform all of its obligations under, the Plan of Reorganization, including all payment obligations thereunder.

         10.21 Store Openings. As long as an Additional Availability Amount is available to be drawn or is outstanding, Borrower shall not open any new stores without the consent of the Agent; provided, that an existing store relocated to a new location shall not be treated as a new store for purposes hereof.

         10.22 Availability. After (i) giving effect to the $2,000,000 cash dividend payment to Borrower's unsecured creditors under the Plan of Reorganization and (ii) taking into account, on such cash dividend payment date, all Revolving Loans and Letters of Credit outstanding on such date and with all obligations of the Borrower being current, Availability shall not be less than $3,000,000.

         10.23 [Intentionally Left Blank].

         10.24 [Intentionally Left Blank].

         10.25 [Intentionally Left Blank].

         10.26 [Intentionally Left Blank].

         10.27 Fixed Charges Ratio. For the fiscal quarters indicated below, Borrower on a consolidated basis shall maintain a Fixed Charges Ratio, determined as of the last day of such fiscal quarter, of not less than the amount set forth below:

                                                                        Ratio
                                                                        -----

                  One Fiscal Quarter ending February, 2002           .65 : 1.00
                  Two Fiscal Quarters ending May, 2002               .70 : 1.00
                  Three Fiscal Quarters ending August, 2002          .75 : 1.00
                  Four Fiscal Quarters ending November, 2002         .90 : 1.00

         Thereafter, Borrower on a consolidated basis shall maintain a Fixed Charges Ratio, determined as of the last day of each fiscal quarter set forth below for the preceding four fiscal quarters ending on such last day, of not less than the amount set forth below:

         February, 2003 and each fiscal quarter thereafter 1.00 : 1.00

         10.28 Cash Management System. The Borrower shall maintain the Cash Management System.

         10.29 Reports. The Borrower shall deliver to the Agent any reports that the Borrower prepares and submits for filing with the U.S. Trustee or the Bankruptcy Court.

         10.30 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

11.      CONDITIONS PRECEDENT.

         11.1 Conditions Precedent to Effectiveness. This Agreement shall become effective when, and only when (i) the Agent shall have received the following documents each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied or waived in a manner satisfactory to the Agent.

              (a) Representations and Warranties; Covenants. The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete and the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

              (b) Delivery of Documents. The Borrower shall have delivered, or caused to be delivered, to the Agent executed Loan Documents and such documents, instruments, schedules, exhibits, agreements, Merger documents, financing statements, consents, evidence of corporate authority, certificates, landlord and/or mortgagee waivers, insurance certificates and loss payee endorsements, opinions of counsel and other writings and covenants as the Agent shall request in connection herewith, duly executed by all parties thereto other than the Agent, and in form and substance satisfactory to the Agent and its counsel.

              (c) Intentionally Omitted.

              (d) Payment of Fees and Expenses. The Borrower shall have paid or have made arrangements satisfactory to Agent to pay, all fees and expenses of the Lenders' outside counsel, including, without limitation, Buchanan Ingersoll, P.C., and all other fees and expenses of the Lenders incurred in connection with the Bankruptcy Case and any of the Loan Documents and the transactions contemplated thereby ("Professional Fees and Expenses"); provided, however, that the fees and expenses incurred through July 31, 2001 shall not exceed $709,000, of which (a) $428,000 shall be added to the loan balance and (b) $281,000 shall have been paid no later than December 31, 2001.

              (e) Required Approvals. The Agent shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Agent determines is required in connection with the transactions contemplated by this Agreement.

              (f) No Material Adverse Change. There shall have occurred no material adverse change in Woodworkers' business, operations, profits, prospects or financial condition or in the Collateral since September 7, 2001, and the Agent shall have received a certificate of Woodworkers' chief executive officer to such effect.

              (g) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to the Lenders and their counsel.

              (h) Reorganization Matters. (i) The Agent and the Lenders shall have received a certified copy of any order of the Bankruptcy Court in form, scope and substance acceptable to the Agent and the Lenders, (A) authorizing and approving each of the commitment letter from the Lenders to Trend-Lines, Inc. dated August 28, 2001 and this Agreement and the other Loan Documents, and (B) confirming the Plan of Reorganization, and such order shall have become a Final Order (the "Confirmation Order") and shall be in full force and effect and shall have not been stayed, vacated, reversed, revoked, amended or modified in any material respect by the Bankruptcy Court or any court having jurisdiction, (ii) on or prior to the total credit facility being made available under Section 2.1 on the Closing Date, the Plan of Reorganization will become effective in accordance with Article X thereof, (iii) the aggregate amount of all cash payments payable under the Plan of Reorganization in satisfaction of all allowed claims (other than the claims of the Agent or any Lender) is currently estimated to be $6,200,000, (iv) the Plan of Reorganization confirmed by the Bankruptcy Court shall not contain any material changes from (including changes in senior management of Borrower) or material amendments or modifications to the Plan of Reorganization dated as of September 7, 2001 and filed with the Bankruptcy Court on September 10, 2001, that are not reasonably acceptable to the Agent and the Majority Lenders and (v) no material condition to the effectiveness of the Plan of Reorganization shall have been waived without notice to the Agent.

              (i) Intentionally Omitted.

              (j) Existing Debt. The Existing Debt shall have been refinanced on the Effective Date in accordance with the Plan of Reorganization and the Plan of Reorganization shall treat the Existing Debt as a Class 1 approved claim. The Borrower also shall have acknowledged that Borrower has no defenses against such approved claim.

              (k) Existing Litigation. The Agent and the Lenders shall have received satisfactory evidence that all existing litigation among the Borrower, Borrower's Affiliates, the Agent and Lenders has been withdrawn or dismissed with prejudice.

              (l) Availability. On the Effective Date, after (i) taking into account all Revolving Loans and Letters of Credit issued on such date and with all obligations of the Borrower being current and (ii) giving effect to the trade credit commitments (in form and substance satisfactory to the Agent) granted to the Borrower by Borrower's trade creditors, Availability is not less than $4,000,000.

              (m) Payment Schedule. The Borrower shall have delivered to the Agent a certificate from the officer of the Borrower stating that the Borrower is making and will continue to make payments in compliance with the Plan of Reorganization, including, but not limited to payments scheduled to be made on the Effective Date.

              (n) Litigation. On the Effective Date, there shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Agent's reasonable judgment (i) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, or properties of the Borrower or which could impair the Borrower's ability to perform under the Loan Documents or Plan of Reorganization or (ii) could reasonably be expected to materially and adversely affect the transaction.

              (o) Waivers. The Agent shall, within 150 days of the Effective Date, have received with respect to each real property on which Inventory is located against which Inventory the relevant lessor may assert a statutory, common law, or contractual lien (as reasonably determined by the Agent), (A) a copy of a current and legally valid, binding and enforceable lease agreement containing a waiver with respect to such lien in form and substance satisfactory to the Agent or (B) a waiver of such lien in form and substance satisfactory to the Agent; provided, however, that the failure of the Borrower to comply with this Section 11.1(o) shall not constitute an Event of Default or Default but the Agent may, in its sole and absolute discretion, establish a Rental Reserve with respect to the relevant property until such time as the Agent receives such waiver. With respect to each new store opened after the date hereof, the Agent shall have received a landlord waiver executed by the relevant landlord in favor of the Agent in form and substance acceptable to the Agent in a form of which is attached as Exhibit F.


              (p) Mortgage. The Borrower shall have caused to be delivered to the Agent written affirmation from Commonwealth Land Title Insurance Company in form and substance acceptable to Lender, with respect to the continued validity of the title policy for the Seabrook Premises., insuring the lien of the Seabrook Mortgage as a first Lien on the Seabrook Premises in such amounts and subject only to such exceptions and exclusions as are acceptable to the Agent and insuring unconditionally against all possible contractors', suppliers' and mechanics' lien claims, such commitment to contain a complete copy of each easement, restriction, limitation, or condition of title which is referred to therein that burdens or benefits the Seabrook Premises.

              (q) Continued Employment of Walt Spokowski. Walt Spokowski shall be employed as Chief Executive Officer of the Borrower on the Effective Date.

              (r) Certain Bankruptcy Court Orders. The Bankruptcy Court shall have issued an order (i) subsequent to August 28, 2001 and prior to the Effective Date, in form and substance satisfactory to the Agent, authorizing repayment by the Borrower of $7,500,000 of the Existing Debt and (ii) allowing the payment of Professional Fees and Expenses incurred by Agent during the Bankruptcy Case and Professional Fees and Expenses incurred by Agent in connection with the Loan Documents.

              (s) Cash Management System. The Cash Management System shall have been instituted and acceptable to Agent.

              (t) Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, all other Loan Documents, the Plan of Reorganization and all documents, instruments and other matters incident hereto or thereto shall be satisfactory in form, scope, and substance to the Agent, the Lenders and their respective counsel.

              (u) Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 11.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 11.1.

         11.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loan on the Closing Date or to provide for the issuance of any Letter of Credit shall be subject to further conditions precedent that on and as of the date of any such extension of credit:

              (a) The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Loan Documents that are binding upon it.

              (b) There shall exist no Event or Event of Default hereunder.

              (c) The representations and warranties of the Borrower contained in this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of the advance of the Loan or the issuance of the Letter of Credit except that the representation and warranty pertaining to financial statements shall refer to the latest financial statements furnished to the Lenders pursuant to the provisions of this Agreement.

              (d) No adverse change shall have occurred in the financial condition of the Borrower that would, in the good faith judgment of the Agent, have a material adverse effect on the business condition (financial or otherwise), operations, performance or properties of the Borrower or which could impair the Borrower's ability to perform under the Loan Documents.

              (e) All legal matters incident to the Loan shall be satisfactory to counsel for the Lender.

              (f) On and after the Plan Effective Date, the Borrower is solvent.

              (g) No such Borrowing shall exceed Availability; provided, however, that the foregoing conditions are not conditions to each Lender participating in or reimbursing BA or the Agent or such Lender's pro rata share of any BA Loan or Agent advance.

12.      DEFAULT; REMEDIES.

         12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

              (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

              (b) any representation or warranty made or deemed made by Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by Borrower or any Subsidiary at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

              (c) the Borrower shall (i) fail to comply with any of the covenants set forth in Article 10 (other than Sections 10.1, 10.2, 10.3, 10.4,
10.5 or 10.6) or Article 8 or (ii) fail to comply with any of the covenants set forth in Sections 10.1, 10.2, 10.3, 10.5 or 10.6 if such failure shall have existed for more than 30 (or 10 days for Section 10.4) after the date that Borrower discovers, or reasonably should have discovered, such failure; provided, however, that, to the extent that any covenant in Section 8 specifies the number of days within which Borrower must comply with any reporting requirement therein, such failure shall have existed for the number of days specified in such covenant.

              (d) except as provided in Section 12.1(c), default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the Security Agreement, the Mortgages, the other Loan Documents, or any other agreement entered into at any time to which Borrower and the Agent and/or Lenders are a party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable without the written consent of the Agent and the Majority Lenders or any event of default as defined therein shall occur.

              (e) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto;

              (f) Woodworkers or any Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

              (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of Woodworkers' or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement, provided that the Lenders shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 60-day grace period;

              (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for Woodworkers or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of Woodworkers or any Subsidiary and such waiver, execution or process shall not be released or fully bonded within 30 days of its issuance, provided that the Lenders shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 30-day grace period;

              (i) Woodworkers or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

              (j) all or any part of the Property of Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

              (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

              (l) one or more final judgments for the payment of money aggregating in excess of $500,000 (whether or not covered by insurance) shall be rendered against Woodworkers or any Subsidiary and Woodworkers or such Subsidiary shall fail to discharge the same within 30 days from the date of notice of entry thereof or to appeal therefrom;

              (m) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

              (n) A Change of Control shall occur or if Walt Spokowski (or other person reasonably acceptable to Lenders) is no longer the Chief Executive Officer;

              (o) any event or condition shall occur or exist with respect to a Plan that could, in the Agent's reasonable judgment, subject Woodworkers or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of Borrower;

              (p) there occurs any material adverse change in Borrower's Property, business, operations, or condition (financial or otherwise);

              (q) one or more defaults shall occur under the Plan of Reorganization, and such default(s) shall continue for more than the grace period, if any, therein specified; or

              (r) the Cash Management System shall fail to be acceptable to Agent.


13.      REMEDIES.

              (a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Total Facility and/or the Maximum Revolver Amount, or the advance rates against Eligible Inventory, Eligible Accounts and the Seabrook Premises used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 12.1(f), (g),
(h) or (i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

              (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Agent, or remove any part of it to such other place or places as the Agent may desire, or Borrower shall, upon the Agent's demand, at Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten days prior to such action to the Borrower's address specified in or pursuant to
Section 17.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receives payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including, without limitation, attorneys' fees and second, in whatever order the Agent elects, to all Obligations. The Agent will return any excess to Borrower or such other Person as shall be legally entitled thereto and the Borrowers shall remain liable for any deficiency.

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              (c) If an Event of Default occurs, the Borrower hereby waives (i)
all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Agent.

              (d) If an Event of Default exists, Agent may peacefully enter upon premises owned or leased by Borrower and take possession of all Property and Collateral in which Agent has a lien or security interest and exercise any remedy under applicable law with respect to such Property and Collateral without interference; provided, however, with respect to the leased premises in the River Plaza Shopping Mall in Johnson City, New York for which Levin Properties, L.P. is the landlord, Agent's security interest is limited to the Borrower's interest in the proceeds of such lease in the event of a future sale or assignment. Borrower agrees that after an Event of Default and after being given 3 days prior notice by Agent of such Event of Default, or in event of any bankruptcy case or insolvency proceeding commenced by or against (and in the event of any bankruptcy case or insolvency proceeding commenced against the Borrower, after being given 3 days prior notice by Agent of such event) Borrower, Agent may peacefully enter any or all of the Leased Premises, including without limitation any premises leased after the Effective Date with respect to which Borrower is a tenant and may enter any or all of the premises owned by Borrower and, in each instance, take possession of all Property and Collateral and Borrower agrees and shall permit and consent to Agent remaining on such premises for a period of time not to exceed 90 days in order to dismantle, prepare for disposition or removal, disposal of, including conducting a "going out of business" sale or similar sale of any or all of the Property and Collateral, or otherwise to deal with the Property and Collateral, with the payment by Agent to the relevant landlord of a reasonable use and occupancy fee prorated for each day the Agent remains on the premises.

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14.      TERM AND TERMINATION.

         This Agreement shall expire on the Stated Termination Date unless terminated as provided in this Section. The Agent and the Borrower shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than 60 days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term if: (a) they give the Agent 60 days' prior written notice of termination by registered or certified mail; and (b) they pay and perform all Obligations on or prior to the effective date of termination. The Agent may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Agent shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

15.      AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.

         15.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         15.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

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              (a) increase or extend the Commitment of any Lender;

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

              (e) increase any of the percentages set forth in the definition of Availability, Borrowing Base and sub-facility;

              (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

              (g) release Collateral other than as permitted by Section 16.12;

              (h) change the definitions of "Majority Lenders" or "Required Lenders";

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         15.3 Assignments; Participations.

              (a) Any Lender may, with the written consent of the Agent (which will not be unreasonably held), assign and delegate to one or more assignees (provided that no written consent or processing fee of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $7,500,000 or, if less, the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

              (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

              (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (d) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

              (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

              (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR "203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

16.      THE AGENT.

         16.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank of America, N.A. as the Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Section
16. The provisions of this Section 16 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and
(c) the exercise of remedies pursuant to Section 13, and any action so taken or not taken shall be deemed consented to by the Lenders.

         16.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         16.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

              (b) For purposes of determining compliance with the conditions specified in Section 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         16.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event or Event of Default as may be requested by the Majority Lenders in accordance with Section 13; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event or Event of Default as it shall deem advisable.

         16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Affiliates which may come into the possession of any of the Agent-Related Persons.

         16.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 17.12; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         16.8 Agent in Individual Capacity. BA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BA in its individual capacity.

         16.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event BA sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BA of substantially all of its loan portfolio, BA shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding any provision in this Agreement to the contrary, (i) BA may assign or transfer its Commitments and Revolving Loans and other interests to Bank of America, (ii) Bank of America may become successor agent under this Agreement, and (iii) in the event that BA assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor agent hereunder upon the effective date of such assignment, in each case, without the consent of the Lenders, the Majority Lenders or the Borrower.

         16.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

              (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

              (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

              (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

              (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

              (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

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         16.11 Intentionally Left Blank.

         16.12 Collateral Matters.

               (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 10.7 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 in any one-year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 16.12.

               (b) If authorized, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect
of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         16.13 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         16.15 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

if to BA:

         Bank:       Bank of America, N.A.
                     1850 Gateway Blvd
                     Concord, CA 94520
                     ABA Number:             121000358
                     Account Number:         12353-03848
                     Account Name:           BankAmerica Business Credit, Inc.
                     Attention:              Operations Manager
                     Reference:              Woodworkers

if to Foothill Capital Corporation:

         Bank:       The Chase Manhattan Bank
                     New York, New York
                     Account Number:         323-266193
                     ABA Number:             021000021
                     Credit:                 Foothill Capital Corporation
                     Reference:              Woodworkers

if to Transamerica Business Capital Corporation:

         Bank:       First National Bank of Chicago
                     Account Number:         52-97184
                     ABA Number:             071000013
                     Account Name:           Transamerica Business Capital Corp.
                     Attention:              R. Bizzaro
                     Reference:              Woodworkers

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

         16.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

               (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

               (b) expressly agrees and acknowledges that neither BA nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

               (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         16.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

17.      MISCELLANEOUS.

         17.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent may have under the UCC or other applicable law. The Agent shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

         17.2 No Implied Waivers. No act, failure or delay by the Agent shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Agent of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Agent may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Agent shall affect its rights to require strict performance of this Agreement.

         17.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         17.4 Governing Law. This Agreement shall be deemed to have been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

         17.5 Consent to Jurisdiction and Venue; Service of Process. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing or other service thereof, Borrower shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

         17.6 Waiver of Jury Trial. BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN BORROWER AND/OR AGENT AND THE LENDERS. BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         17.7 Intentionally Left Blank.

         17.8 Survival of Representations and Warranties. All of Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         17.9 Other Security and Guaranties. The Agent may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         17.10 Fees and Expenses. The Borrower shall pay to the Agent for its benefit on demand all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Agent (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses, including, without limitation, attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby or in connection with any matter in any bankruptcy or insolvency proceeding or case; (c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge equal to its then customary per diem fee (currently $750) per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; (i) fees, costs and expenses with respect to attorneys, paralegals, accountants, advisors and consultants in connection with any workouts, restructuring or bankruptcy; and (j) costs and expenses, including, without limitation, attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent of any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Reference Rate Loans.

         17.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

         If to the Lender:          Bank of America, N.A.
                                    335 Madison Avenue
                                    New York, New York  10017
                                    Attention:  Division Manager

         with a copy to:            Bank of America, N.A., Legal Department
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Attention:  Jerry M. Saccone

                                    "and"

                                    Buchanan Ingersoll, P.C.
                                    140 Broadway, 35th Floor
                                    New York, New York  10005
                                    Attention:  Homer L. Harris

         If to Woodworkers:         Woodworkers Warehouse, Inc.
                                    126 Oxford Street
                                    Lynn, MA 01901-1131
                                    Attention:  Chief Financial Officer

         with a copy to:            Robinson & Cole LLP
                                    One Boston Place
                                    Boston, MA 02108-4404
                                    Attention:  David A. Garbus, Esq.

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

         17.12 Indemnification. BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS THE AGENT AND EACH LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR IN CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDERS IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW (ALL OF THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY THE AGENT OR LENDERS OR ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH INDEMNIFIED LIABILITIES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against the Agent, which in the Agent's sole discretion makes it advisable for the Agent to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Agent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 17.12 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Agent. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

         17.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which they might otherwise be entitled. No notice to or demand on Borrower which the Agent or any Lender may elect to give shall entitle Borrower to any or further notice or demand in the same, similar or other circumstances.

         17.14 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower without the prior written consent of the Agent and each Lender. The rights and benefits of the such persons hereunder shall, if the Agent so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

         17.15 Indemnity of the Agent and the Lenders by the Borrower. This Agreement is intended by the Borrowers and the Agent and each Lender to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Agent and each Lender.

         17.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         17.17 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         17.18 Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         17.19 Intentionally Omitted.

         17.20 Release. As additional consideration for the Agent's and the Lenders' entering into this Agreement, the Borrower hereby fully and unconditionally releases and forever discharges the Agent and the Lenders, their agents, employers, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the "Released Parties") of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Borrower, or any of its predecessors, may now have or claim to have on account of or in any way affecting, concerning or arising out of or founded upon this Agreement or any or all of the Loan Documents or the Existing Agreement against the Agent or any Lender or any other Released Parties as of the date hereof, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings, discussions or negotiations between or among the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Existing Agreement, the Loans, the notes, the Obligations or any of the Loan Documents. The obligations of the Borrower under the Loan Documents and this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected, except as otherwise expressly provided by this Agreement, by:

               (a) any exercise or nonexercise by the Agent or any Lender of any right, remedy, power or privilege under or in respect of this Agreement, the Existing Agreement, any Loan Document, any document relating to or evidencing any of the Agent's or Lenders' Liens or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

               (b) any other act or thing or omission or delay to do any other act or thing which could operate to or as a discharge of the Borrower, as a matter of law, other than payment in full of all Obligations including but not limited to all Obligations under the Loan Documents and this Agreement.


                         [Signatures on following page]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                               "BORROWER"

                               WOODWORKERS WAREHOUSE, INC.


                               By: /s/  Walter Spokowski
                                  ----------------------------------------------
                                    Name:  Walter Spokowski
                                    Title: President and CEO


                               "AGENT"

                               BANK OF AMERICA, N.A.,
                                   as the Agent


                               By: /s/ William J. Wilson
                                  ----------------------------------------------
                                    Name:  William J. Wilson
                                    Title: Vice President


                               "LENDERS"

Commitment:  $15,000,000       BANK OF AMERICA, N.A.,
                                   as a Lender


                               By: /s/ William J. Wilson
                                  ----------------------------------------------
                                    Name:  William J. Wilson
                                    Title: Vice President


Commitment:  $7,500,000        FOOTHILL CAPITAL CORPORATION


                               By: /s/ Juan Barrera
                                  ----------------------------------------------
                                    Name:  Juan Barrera
                                    Title: Assistant Vice President

Commitment:  $7,500,000        TRANSAMERICA BUSINESS CAPITAL
                               CORPORATION


                               By: /s/ Michael Burns
                                  ----------------------------------------------
                                    Name:  Michael Burns
                                    Title: Senior Vice President